Exhibit 10.1

SLR Capital Partners, LLC

500 Park Avenue

New York, New York 10022

April 1, 2022

Messrs. Michael S. Gross and Bruce J. Spohler

Co-Chief Executive Officers

SLR Investment Corp.

500 Park Avenue

New York, New York 10022

Re:    Reduction of Base Management Fee

Dear Messrs. Gross and Spohler:

Reference is hereby made to the Third Amended and Restated Investment Advisory and Management Agreement (the “Investment Management Agreement”), dated August 2, 2018, by and between SLR Investment Corp. (f/k/a Solar Capital Ltd.) (the “Company”) and SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC) (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investment Management Agreement.

Reference is also hereby made to that certain agreement and plan of merger, dated as of December 1, 2021, among the Company, SLR Senior Investment Corp., Solstice Merger Sub, Inc., a Maryland corporation and wholly-owned direct consolidated subsidiary of the Company, and, solely for the limited purposes set forth therein, the Adviser (the “Merger Agreement”). In accordance with Section 8.1(i) of the Merger Agreement, effective as of the Closing, as such term is defined in the Merger Agreement (the “Effective Date”), we hereby agree to permanently calculate the Base Management Fee as indicated below (defined below as the “Reduced Base Management Fee”).

Pursuant to the Investment Management Agreement, the Adviser, for its services to the Company, has been entitled to receive a Base Management Fee from the Company calculated at an annual rate of 1.75% of the average of the value of the Company’s gross assets (excluding temporary assets acquired at the end of each fiscal quarter for purposes of preserving investment flexibility for the next fiscal quarter); provided, however, the Base Management Fee is calculated at an annual rate of 1.00% of the average of the value of the Company’s gross assets (excluding temporary assets acquired at the end of each fiscal quarter for purposes of preserving investment flexibility for the next fiscal quarter) that exceeds the product of (i) 200% and (ii) the value of the Company’s total net assets at the end of the immediately preceding calendar quarter. The Base Management Fee is payable quarterly in arrears, and is calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the then-current calendar quarter. Base Management Fees for any partial month or quarter, including any partial month or quarter in which the Effective Date occurs, are appropriately pro-rated.

As of the Effective Date, the Base Management Fee will be calculated at an annual rate of 1.50% of the average of the value of the Company’s gross assets (excluding temporary assets acquired at the end of each fiscal quarter for purposes of preserving investment flexibility for the next fiscal quarter); provided, however, the Base Management Fee will be calculated at an annual rate of 1.00% of the average of the value of the Company’s gross assets (excluding temporary assets acquired at the end of each fiscal quarter for purposes of preserving investment flexibility for the next fiscal quarter) that exceeds the product of (i) 200% and (ii) the value of the Company’s total net assets at the end of the immediately preceding calendar quarter (collectively, the “Reduced Base Management Fee”). The Reduced Base Management Fee will be payable quarterly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of each of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the then-current calendar quarter. Reduced Base Management Fees for any partial month or quarter, including any partial month or quarter in which the Effective Date occurs, will be appropriately pro-rated.

This letter agreement does not change the calculation of the incentive fees payable under the Investment Management Agreement.

This letter agreement shall be governed by and interpreted and construed in accordance with the governing law provisions set forth in Section 12 of the Investment Management Agreement.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature page to follow]

Sincerely yours,
SLR Capital Partners, LLC

By:	/s/ Michael S. Gross
Name: Michael S. Gross
Title: Managing Member

By:	/s/ Bruce J. Spohler
Name: Bruce J. Spohler
Title: Managing Member

ACKNOWLEDGED AND ACCEPTED

SLR Investment Corp.

By:	/s/ Michael S. Gross
Name: Michael S. Gross
Title: Co-Chief Executive Officer

By:	/s/ Bruce J. Spohler
Name: Bruce J. Spohler
Title: Co-Chief Executive Officer

[Signature Page to SLRC Fee Reduction Agreement]